Exhibit 99.3

UNAUDITED PRO FORMA CONDENSED COMBINED FINANCIAL STATEMENTS

The unaudited pro forma condensed combined balance sheet and statements of operations combine the results of operations of PLC Systems Inc. (“PLC”) and Viveve, Inc. (“Viveve”) as of and for the six months ended June 30, 2014 and as of and for the year ended December 31, 2013.

The Viveve Merger Agreement provides for the combination of PLC and Viveve through a merger of PLC Systems Acquisition Corp. (a newly formed wholly owned subsidiary of PLC) (“Merger Sub”) with and into Viveve, whereby Viveve will become a wholly owned subsidiary of PLC (the “Viveve Merger”) and PLC will change its name to Viveve Medical, Inc. (“Viveve Medical” or the “Company”). As a result of the Viveve Merger, former equity holders of Viveve will become shareholders of PLC. Immediately prior to the closing of the Viveve Merger, PLC will transfer certain of its assets and liabilities and all of the outstanding shares of RenalGuard Solutions, Inc., its wholly-owned subsidiary that will own the RenalGuard business through its holdings of 100% of the outstanding equity in PLC Medical Systems, Inc. and PLC Systemas Medicos Internacionais, in exchange for the cancellation or transfer of PLC’s outstanding 5% Senior Secured Convertible Debentures held by GCP IV LLC (“GCP”) and a release of liens by GCP on substantially all of PLC’s assets (the “RenalGuard Spin-off”), which will result in RenalGuard Solutions, Inc. being a private company wholly-owned by GCP. Immediately following the Viveve Merger, the Company will complete a private placement transaction (the “Offering”), pursuant to the sale of approximately $6,000,000 worth of shares of the Company’s common stock at a per share price of $0.53 to certain accredited investors and warrants to purchase the Company’s shares to certain of the accredited investors.

The unaudited pro forma condensed combined balance sheet combines the PLC and Viveve condensed balance sheets as of June 30, 2014 as if the RenalGuard Spin-Off, the Viveve Merger and the Offering occurred on that date. The unaudited pro forma condensed combined statements of operations combines the PLC and Viveve condensed statements of operations for the six months ended June 30, 2014 and for the year ended December 31, 2013 as if the RenalGuard Spin-Off, Viveve Merger and the Offering occurred on January 1, 2013.

The pro forma adjustments described in Note 2 were based on available information and certain assumptions made by our management and may be revised as additional information becomes available. The unaudited pro forma condensed combined financial information included is not intended to represent what the Company’s financial position is or results of operations would have been if the transactions had occurred on these dates or to project our results of operations for any future period.

The unaudited pro forma condensed combined statements of operations included herein have been prepared pursuant to the rules and regulations of the Securities and Exchange Commission (the “SEC”). Certain information and footnote disclosures normally included in financial statements prepared in accordance with accounting principles generally accepted in the United States of America (“GAAP”), have been condensed or omitted pursuant to these rules and regulations; however, management believes that the disclosures are adequate to make the information presented not misleading.

The PLC historical condensed consolidated balance sheet and statement of operations as of and for the six months ended June 30, 2014 were derived from its historical unaudited condensed consolidated financial statements included in its Quarterly Report on Form 10-Q for the period ended June 30, 2014. The PLC historical consolidated statement of operations for the year ended December 31, 2013 was derived from its audited consolidated financial statements included in its Annual Report on Form 10-K for the year ended December 31, 2013. The Viveve historical balance sheet and statement of operations as of and for the periods ended June 30, 2014 and December 31, 2013 were derived from its unaudited and audited financial statements included in this Form 8-K/A and PLC’s Definitive Proxy Statement on Schedule 14A filed with the SEC on August 11, 2014.

Since Viveve is determined to be the accounting acquirer in a reverse merger with PLC, the accounting for the Viveve Merger will be similar to that of a capital infusion as the only pre-combination asset of PLC is cash held in trust. The assets and liabilities of PLC will be carried at historical cost and Viveve will not record any step-up in basis or any intangible assets or goodwill as a result of the Viveve Merger with PLC.

Unaudited Pro Forma Condensed Combined Balance Sheet
as of June 30, 2014

(in thousands)

			Pro Forma Adjustments
	PLC (Historical)	Viveve (Historical)	Renal Guard Spin-off		Merger		Offering		Pro Forma Combined

Assets
Current Assets
Cash and cash equivalents	$87	$219	$(87)	(A)	$-		$4,250	(G)	$4,469
Accounts receivable, net	361	-	(361)	(A)	-		-		-
Inventories	101	188	(101)	(A)	-		-		188
Prepaid expenses	155	323	(155)	(A)	-		-		323
Total current assets	704	730	(704)		-		4,250		4,980
Property plant and equipment, net	13	205	(13)	(A)	-		-		205
Other assets	4	30	(4)	(A)	-		-		30
Total assets	$721	$965	$(721)		$-		$4,250		$5,215

Liabilities and Stockholders’ Deficit
Current Liabilities
Accounts payable	$775	$1,205	$(775)	(A)	$-		$-		$1,205
Accrued compensation	60	-	(60)	(A)	-		-		-
Notes payable and accrued interest, net	-	1,469	-		-		-		1,469
Accrued liabilities	1,002	796	(502)	(A)	(446)	(B)	-		850
Total current liabilities	1,837	9,595	(1,337)		(446)		-		3,524
Convertible notes	4,653	6,125	(4,653)	(A)	(4,875)	(B)	(1,250)	(G)	-
Warrant and option liabilities	10	580	(10)	(A)	(580)	(D)	-		-
Total liabilities	6,500	10,175	(6,000)		(5,901)		(1,250)		3,524
Stockholders’ Equity
Common stock	98,041	7	-		(69,975)	(F)	5,500	(G)	33,573
Preferred stock	-	195	-		(195)	(F)	-		-
Additional paid-in capital	145	22,426	5,014	(A)	(27,585)	(B)(D)(F)	-		-
Accumulated deficit	(103,700)	(31,838)	-		103,656	(C)(E)(F)	-		(31,882)
Accumulated other comprehensive loss	(265)	-	265	(A)	-		-		-
Total stockholders' deficit	(5,779)	(9,210)	5,279		5,901		5,500		1,691
Total liabilities and stockholders' deficit	$721	$965	$(721)		$-		$4,250		$5,215

See accompanying notes to the unaudited pro forma condensed combined financial statements.

Unaudited Pro Forma Condensed Combined Statement of Operations
for the Six Months Ended June 30, 2014

(in thousands, except per share amounts)

			Pro Forma Adjustments
	PLC (Historical)	Viveve (Historical)	Renal Guard Spin-off		Merger		Offering	Pro Forma Combined
Revenue	$126	$47	$(126)	(A)	$-		$-	$47
Cost of revenue	55	25	(55)	(A)	-		-	25
Gross profit	71	22	(71)		-		-	22
Operating expenses
Selling, general and administrative	1,349	1,297	(1,349)	(A)	-		-	1,297
Research and development	887	368	(887)	(A)	-		-	368
Total operating costs and expense	2,236	1,665	(2,236)		-		-	1,665
Loss from operations	(2,165)	(1,643)	2,165		-		-	(1,643)
Other income (expense):
Interest expense	(139)	(334)	139	(A)	210	(C)	-	(124)
Foreign currency transaction gains	8	-	(8)	(A)	-		-	-
Other income	-	44	-		(43)	(E)	-	1
Change in fair value of warrant and option liabilities	1,867	-	(1,867)	(A)	-		-	-
Change in fair value of convertible notes	344	-	(344)	(A)	-		-	-
Loss from extinguishment of convertible notes	-	-	-		-		-	-
Total other income (expense)	2,080	(290)	(2,080)		167		-	(123)
Net income (loss)	$(85)	$(1,933)	$85		$167		$-	$(1,766)
Net loss per common share:
Basic and diluted	$(0.00)							$(0.24)
Weighted-average shares outstanding:
Basic and diluted	130,074							7,449

See accompanying notes to the unaudited pro forma condensed combined financial statements.

Unaudited Pro Forma Condensed Combined Statement of Operations
for the Year Ended December 31, 2013

(in thousands, except per share amounts)

			Pro Forma Adjustments
	PLC (Historical)	Viveve (Historical)	Renal Guard Spin-off		Merger		Offering	Pro Forma Combined
Revenue	$1,274	$152	$(1,274)	(A)	$-		$-	$152
Cost of revenue	531	182	(531)	(A)	-		-	182
Gross profit	743	(30)	(743)		-		-	(30)
Operating expenses			-		-
Selling, general and administrative	3,329	3,129	(3,329)	(A)	-		-	3,129
Research and development	2,118	772	(2,118)	(A)	-		-	772
Total operating costs and expense	5,447	3,901	(5,447)		-		-	3,901
Loss from operations	(4,704)	(3,931)	4,704		-		-	(3,931)
Other income (expense)			-		-
Interest expense	(337)	(447)	337	(A)	227	(C)	-	(220)
Foreign currency transaction gains	17	-	(17)	(A)	-		-	-
Other income	19	61	(19)	(A)	(61)	(E)	-	-
Change in fair value of warrant and option liabilities	6,964	-	-		(6,964)	(A)	-	-
Change in fair value of convertible notes	4,814	-	(4,814)	(A)	-		-	-
Loss from extinguishment of convertible notes	(3,274)	-	3,274	(A)	-		-	-
Total other income (expense)	8,203	(386)	(8,203)		166		-	(220)
Net income (loss)	$3,499	$(4,317)	$(3,499)		$166		$-	$(4,151)
Net income (loss) per common share:
Basic	$0.05							$(0.56)
Diluted	$0.03							$(0.56)
Weighted-average shares outstanding:
Basic	77,061							7,449
Diluted	112,728							7,449

See accompanying notes to the unaudited pro forma condensed combined financial statements.

NOTES TO UNAUDITED PRO FORMA CONDENSED COMBINED INFORMATION

1. Description of the Proposed Transaction and Basis of Presentation

Description of the Proposed Transaction

The Viveve Merger Agreement provides for the combination of PLC Systems Inc. (“PLC”) and Viveve, Inc. (“Viveve”) through a merger of PLC Systems Acquisition Corp. (a newly formed wholly owned subsidiary of PLC) (“Merger Sub”) with and into Viveve, whereby Viveve will become a wholly owned subsidiary of PLC (the “Viveve Merger”) and PLC will change its name to Viveve Medical, Inc. (“Viveve Medical” or the “Company”). As a result of the Viveve Merger, former equity holders of Viveve will become shareholders of PLC. Immediately prior to the closing of the Viveve Merger, PLC will transfer certain of its assets and liabilities and all of the outstanding shares of RenalGuard Solutions, Inc., its wholly-owned subsidiary that will own the RenalGuard business through its holdings of 100% of the outstanding equity in PLC Medical Systems, Inc. and PLC Systemas Medicos Internacionais, in exchange for the cancellation or transfer of PLC’s outstanding 5% Senior Secured Convertible Debentures held by GCP IV LLC (“GCP”) and a release of liens by GCP on substantially all of PLC’s assets (the “RenalGuard Spin-off”), which will result in RenalGuard Solutions, Inc. being a private company wholly-owned by GCP.

Pursuant to the Viveve Merger Agreement, upon the effectiveness of the Viveve Merger, all shares of capital stock (including common and preferred stock) of Viveve held by accredited equity holders of Viveve, along with certain outstanding warrants and convertible notes, will be converted into the right to receive PLC shares (collectively referred to herein as the Closing Net Merger Shares). The aggregate number of Closing Net Merger Shares to be issued at the closing of the Viveve Merger is based on an exchange ratio of 0.0080497 of one PLC share for every one share of Viveve. It is currently expected that, at the closing, approximately 4,686,878 PLC shares will be issued on a post-share consolidation basis to the accredited Viveve equity holders pursuant to the terms of the Viveve Merger Agreement. The remaining shares of capital stock of Viveve held by the non-accredited equity holders will be exchanged for a cash payment equal to the product of (A) 0.0080497 and (B) $0.53 for each share of Viveve common stock. At the closing, it is expected that an aggregate cash payment of approximately $16,500 will be made to the non-accredited Viveve equity holders pursuant to the terms of the Viveve Merger Agreement.

Immediately following the Viveve Merger, the Company will complete a private placement transaction (the “Offering”), pursuant to the sale of approximately $6,000,000 worth of shares of the Company’s common stock at a per share price of $0.53 to certain accredited investors and warrants to purchase the Company’s shares to certain of the accredited investors.

Basis of Presentation

The unaudited pro forma condensed combined financial statements were prepared in accordance with the regulations of the Securities and Exchange Commission and are intended to show how the RenalGuard Spin-off, Viveve Merger and the Offering might have affected the historical financial statements if the transactions had been completed on January 1, 2013 for the purposes of the statements of operations and on June 30, 2014 for the purposes of the balance sheet. The pro forma adjustments reflecting the completion of the transactions are based upon the accounting rules for reverse recapitalizations.

Based on the terms of the Viveve Merger Agreement, Viveve is deemed to be the accounting acquirer because the former Viveve shareholders, board of directions and management will have voting and operating control of the combined company. The RenalGuard Spin-off will occur prior to the Viveve Merger, resulting in Viveve merging with PLC’s public shell. As contemplated by the Viveve Merger Agreement, the Company will complete a private placement transaction (the “Offering”), pursuant to the sale of approximately $6,000,000 worth of shares of the Company’s common stock at a per share price of $0.53 to certain accredited investors and warrants to purchase the Company’s shares to certain of the accredited investors. The Viveve Merger will be accounted for as capital transaction accompanied by a recapitalization with no goodwill or other intangibles recorded.

The historical financial data has been adjusted to give pro forma effect to events that are (i) directly attributable to the RenalGuard Spin-off, Viveve Merger and the Offering, (ii) factually supportable, and (iii) with respect to the statements of operations, expected to have a continuing impact on the combined results. The unaudited pro forma condensed combined financial statements do not give effect to the potential impact of current financial conditions, regulatory matters, operating efficiencies or other savings or expenses that may be associated with the transactions. The unaudited pro forma condensed combined financial data also does not include any integration costs. The unaudited pro forma condensed combined financial statements have been prepared for illustrative purposes only and are not necessarily indicative of the financial position or results of operations in future periods or the results that actually would have been realized had the RenalGuard Spin-off, Viveve Merger and the Offering occurred prior to the specified period.

2. Adjustments to Unaudited Pro Forma Combined Financial Statements

The pro forma adjustments included in the unaudited pro forma condensed combined balance sheet as of June 30, 2014 and the unaudited pro forma condensed combined statements of operations for the six months ended June 30, 2014 and the year ended December 31, 2013 are as follows:

Pro Forma Adjustments related to the RenalGuard Spin-Off

(A) Prior to the closing of the Viveve Merger, PLC will effect the RenalGuard Spin-Off whereby PLC will transfer certain assets and liabilities and all of the outstanding shares of RenalGuard Solutions, Inc., its wholly-owned subsidiary which owns the RenalGuard business, and represents substantially all of the assets and liabilities of PLC in exchange for the cancellation or transfer of 95% of PLC’s outstanding Senior Secured Convertible Debentures (where the remaining Senior Secured Convertible Debentures will convert to equity) and the cancellation of warrants to purchase 39,122,807 shares of the common stock of PLC. Subsequent to the RenalGuard Spin-Off and prior to the Viveve Merger, PLC will have no assets and $500,000 in accrued liabilities. The adjustments eliminate the assets, liabilities, revenues and expenses that will be transferred in the RenalGuard Spin-Off.

Pro Forma Adjustments related to the Viveve Merger Agreement

(B) To reflect the extinguishment of $4,875,000 in Viveve convertible notes along with $446,000 of related accrued interest in preparation for the stock exchange pursuant to the Viveve Merger Agreement.

(C) To reflect the elimination of $210,000 for the six months ended June 30, 2014 and $227,000 for the year ended December 31, 2013 in interest expense related to the Viveve convertible notes extinguished in preparation for the stock exchange pursuant to the Viveve Merger Agreement.

(D) To reflect the extinguishment of $580,000 in Viveve warrant liabilities in preparation of the stock exchange pursuant to Viveve Merger Agreement.

(E) To reflect the elimination of $43,000 for the six months ended June 30, 2014 and $61,000 for the year ended December 31, 2013 of fair value adjustments related to the Viveve warrant liabilities.

(F) To reflect the exchange of common stock whereby PLC issues approximately 4,655,023 shares of common stock in exchange for all of the outstanding shares of Viveve.

Pro Forma Adjustments related to the Offering

(G) To reflect proceeds from the proposed $6,000,000 Offering, consisting of $4,250,000 in cash proceeds, the conversion of approximately $1,250,000 of outstanding principal and interest of certain Viveve bridge notes, net of an estimated $500,000 in placement agent and professional fees, resulting in the issuance of 11,320,765 shares of the Company’s common stock. Also, reflects 940,189 new warrants to be issued in conjunction with the Offering, which will be classified as a component of equity.

3. Pro Forma Share Information

The pro forma basic and diluted weighted average number of common shares outstanding used in computing pro forma combined basic and diluted earnings per share is based upon the following;

		Outstanding Pre- Reverse Stock Split	Reverse Stock Split	Pro forma Outstanding
Common stock		124,998,195	1 for 100	1,249,982
Exchange of Warrants	(1)	89,197,082	1 for 100	891,971
Issuance of Rights to Shares	(2)	35,666,667	1 for 100	356,667
Bezalel Shares	(3)	22,320,000	1 for 100	223,200
Conversion of PLC Debentures	(4)	4,073,084	1 for 100	40,731
		276,259,488		2,762,551

Shares Issued to Viveve Stockholders upon closing of Viveve Merger Agreement (5)				4,686,878
Basic and Diluted Shares Outstanding following the Viveve Merger and Offering (6)				7,449,249

(1) Represents settlement of 133,795,622 PLC common stock warrants in exchange for 89,197,082 shares of PLC common stock pursuant to the Warrant-Equity Exchange Agreement.

(2) Represents the issuance of common shares pursuant to PLC Right to Shares agreement with of GCP IV.

(3) Represents the issuance of shares of common stock issued to Bezalel Partners, LLP in consideration for financial advisory services rendered in connection with the Viveve Merger.

(4) Represents $244,385 in principal of PLC convertible debentures to be converted into shares of common stock at $0.06 per share upon closing of the Viveve Merger.

(5) Based on an exchange ratio of 0.0080497 of one share of PLC common stock for each outstanding share of Viveve common stock held by accredited investors.

(6) Excludes 11,320,765 shares of common stock expected to be issued pursuant to the $6,000,000 Offering as the use of proceeds are for general corporate purposes.

Pro forma basic net income (loss) per share has been computed using only the number of common shares expected to be outstanding after the Viveve Merger and Offering, without giving effect to any potential future issuances of common stock related to stock options or warrants. The calculation of pro forma diluted net loss per share for the six months ended June 30, 2014 and the year ended December 31, 2013 excludes 633,406 common stock options and 940,189 common stock warrants expected to be outstanding after the closing of the Viveve Merger and Offering because the effect would have been antidilutive.